UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2024

SPYRE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street Building 23 Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 Par Value	SYRE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2024, Spyre Therapeutics, Inc., a Delaware corporation (the “Company”), and Paragon Therapeutics, Inc., a Delaware corporation (“Paragon”), entered into (i) a license agreement (the “SPY001 License Agreement”), pursuant to which Paragon granted the Company a royalty-bearing, world-wide, exclusive license to develop, manufacture, commercialize or otherwise exploit certain antibodies and products targeting α4ß7 integrin and (ii) a license agreement (the “SPY002 License Agreement” and, together with the SPY001 License Agreement, the “License Agreements”), pursuant to which Paragon granted the Company a royalty-bearing, world-wide, exclusive license to develop, manufacture, commercialize or otherwise exploit certain licensed antibodies and products targeting TL1A, respectively.

Under the terms of each License Agreement, the Company is obligated to pay Paragon up to $22.0 million based on specific development, regulatory and clinical milestones for each licensed research program, including a $1.5 million fee for nomination of a development candidate, as applicable, and a further milestone payment of $2.5 million upon the first dosing of a human patient in a Phase 1 trial. In addition, the following summarizes other key terms of each License Agreement:

•	Paragon will provide the Company with an exclusive license to its patents covering the related antibody, the method of use and its method of manufacture.

•	Paragon will not conduct any new campaigns that generate anti-α4ß7 or anti-TL1A monospecific antibodies for at least 5 years.

•	The Company will pay Paragon a low single-digit percentage royalty for single antibody products and a mid single-digit percentage royalty for products containing more than one antibody from Paragon.

•	There is a royalty step-down of 1/3rd if there is no Paragon patent in effect during the royalty term.

•	The royalty term ends on the later of (i) the last-to-expire licensed patent or Company patent directed to a derived antibody or (ii) 12 years from the date of first sale of a Company product.

•	Agreement may be terminated on 60 days’ notice by the Company; on material breach without cure; and to the extent permitted by law, on a party’s insolvency or bankruptcy.

•

With respect to the SPY002 License Agreement only, on a product by product basis, the Company will pay Paragon sublicensing fees of up to approximately $20 million upon the achievement of mostly commercial milestones.

Also on May 14, 2024, the Company, Paragon and Parapyre Holding LLC entered into a second amended and restated antibody discovery and option agreement (the “Second AR ADOA”) that amends and restates that certain amended and restated antibody discovery and option agreement, dated September 29, 2023, by and between Paragon, Parapyre and Spyre Therapeutics, LLC, in order to, among other things, (i) replace the Company’s subsidiary with the Company as a party to the agreement and (ii) amend certain terms related to the IL-23 research program, including without limitation, (a) establishing an IL-23 antibody selection process pursuant to which the Company and Paragon shall alternate in turn to select a project antibody to be included and excluded, respectively, from the Company’s rights under its option to license certain intellectual property rights related to IL-23 from Paragon until all project antibodies under the IL-23 research program have been selected; (b) reducing the development costs invoiced to the Company for the IL-23 research program incurred from and after April 1, 2024 through completion of the IL-23 antibody selection process by 50%; (c) requiring Paragon to reimburse the Company for 50% of the development costs for the IL-23 research program incurred prior to April 1, 2024; provided, that Paragon receives rights to at least one IL-23 project antibody following completion of the IL-23 antibody selection process; (d) obligating the Company to exercise its option to license the intellectual property rights to IL-23 project antibodies and technology following the completion of the IL-23 antibody selection process; and (e) establishing a license agreement term sheet for the IL-23 research program with substantially similar milestone payment terms and royalty payment terms as the SPY001 License Agreement.

The foregoing descriptions of the material terms of the SPY001 License Agreement, the SPY002 License Agreement and the Second AR ADOA do not purport to be complete and is each qualified in its entirety by reference to the complete text of the SPY001 License Agreement, the SPY002 License Agreement and the Second AR ADOA, respectively; copies of which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 14, 2024, the board of directors (the “Board”) of the Company appointed Sandra Milligan, M.D., J.D. as a Class III director of the Company and as a member of the Board’s compensation committee and nominating and corporate governance committee, effective immediately.

Dr. Milligan, age 50, has served as President of Aspira Women’s Health, a bio-analytical based women’s health company focused on the development of gynecologic disease diagnostic tools, since April 2024. Previously, from 2020 to 2024, Dr. Milligan served as the Head of Research and Development of Organon & Co. and, from 2015 to 2020, as Merck & Co.’s Senior Vice President and Head of Global Regulatory Affairs and Clinical Safety. Previously, from 2012 to 2015, she served as Vice President of Product Development Regulatory for Genentech, Inc., and, from 2002 to 2012, she was at Amgen Inc. in positions of increasing responsibility across legal and regulatory affairs functions. Dr. Milligan served in the United States Army Medical Corps from 1987 to 1994. Dr. Milligan was on the Board of Directors of the Drug Information Association, or DIA, from 2011 to 2017, including serving as chair, and is now a DIA fellow. Dr. Milligan has served as a member of the board of directors of Gossamer Bio, Inc. (Nasdaq: GOSS) since June 2021. Dr. Milligan received a B.S. in Biology and a B.A. in Psychology from the University of California, Irvine. Additionally, she is a graduate of George Washington University School of Medicine and received a J.D. from the Georgetown University Law Center.

In connection with her appointment to the Board, Dr. Milligan is expected to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 5, 2024. Dr. Milligan will receive cash compensation in accordance with the Company’s non-employee director cash and equity compensation program (the “Program”) as generally described under the “Non-Employee Director Compensation Arrangements” section in the Proxy Statement (as defined below) and an option to purchase a number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), with an aggregate grant date value of $700,000 under the Company’s 2016 Equity Incentive Plan, as amended and restated, in accordance with the Program, with an exercise price per share equal to the closing price of Common Stock on the Nasdaq Stock Market on the date of the grant and a 10-year term. This option will vest and become exercisable in 36 equal monthly installments beginning on the date of the grant until such time as the option is 100% vested, subject to Dr. Milligan’s continued service to the Company through each applicable vesting date.

There are no family relationships between Dr. Milligan and any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Milligan and any other person pursuant to which she was appointed as a director of the Company. Dr. Milligan is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to extend the exculpation provisions contained therein to certain officers.

On May 14, 2024, the Company filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that only restates and integrates and does not further amend the provisions of the Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment.

The foregoing descriptions of the Certificate of Amendment and the Certificate of Incorporation do not purport to be complete and are subject to and qualified in their entirety by reference to the Certificate of Amendment and the Certificate of Incorporation, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2024, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s definitive proxy statement filed with the SEC on April 1, 2024 (the “Proxy Statement”). The final voting results were as follows:

Proposal No. 1

The Company’s stockholders elected two Class II directors, Jeffrey W. Albers and Tomas Kiselak, each to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees	For	Withheld	Broker Non-Votes
Jeffrey W. Albers	22,252,788	5,909,047	945,466
Tomas Kiselak	22,016,240	6,145,595	945,466

Proposal No. 2

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
17,465,368	10,689,515	6,952	945,466

Proposal No. 3

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

For	Against	Abstain	Broker Non-Votes
29,096,079	10,509	713	0

Proposal No. 4a

The Company’s stockholders approved the issuance of Common Stock upon conversion of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), issued in December 2023.

For	Against	Abstain	Broker Non-Votes
28,136,379	18,517	6,939	945,466

Proposal No. 4b

The Company’s stockholders approved the issuance of Common Stock upon conversion of the Company’s Series B Preferred Stock issued in March 2024.

For	Against	Abstain	Broker Non-Votes
28,136,102	18,675	7,058	945,466

Proposal No. 5

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation.

For	Against	Abstain	Broker Non-Votes
26,588,617	1,572,985	233	945,466

Proposal No. 6

The Company’s stockholders approved an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

For	Against	Abstain	Broker Non-Votes
19,695,462	8,458,691	7,682	945,466

Item 7.01	Regulation FD Disclosure.

Following the approvals of Proposal Nos. 4a and 4b and the effectiveness of the conversion of the Company’s Series B Preferred Stock, the Company is expected to have approximately 65.2 million shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series B Preferred Stock as of the date of the Annual Meeting, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series B Preferred Stock to convert such shares to Common Stock as such time, and assumes the conversion of all of the Company’s outstanding Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

On May 15, 2024, the Company issued a press release announcing the appointment of Dr. Milligan to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, effective as of May 14, 2024.

3.2	Second Amended and Restated Certificate of Incorporation of the Company, effective as of May 14, 2024.

99.1	Press Release, dated May 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024	SPYRE THERAPEUTICS, INC.

	By:	/s/ Cameron Turtle
Cameron Turtle Chief Executive Officer